                                                                   EXHIBIT 3.2.2

                                MCGRATH RENTCORP

                        ACTION BY THE BOARD OF DIRECTORS
                          BY UNANIMOUS WRITTEN CONSENT

                                AUGUST 17, 1998

     The undersigned, constituting all of the directors of McGrath RentCorp, a California corporation, do hereby adopt and consent to the following resolutions by unanimous written consent pursuant to Section 3.13 of the corporation's Bylaws.

                              AMENDMENT OF BYLAWS

     RESOLVED: Section 3.2 of the Bylaws of this Corporation is hereby amended to read in its entirety as follows:

          "3.2 NUMBER OF DIRECTORS. The number of directors of this corporation shall be not less than four (4) nor more than seven (7). The exact number of directors shall be six (6) until changed, within the limits specified above, by an amendment to this Section 3.2 duly adopted by either the Board of Directors or the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to this Section 3.2 adopted by the vote or written consent of a majority of the outstanding shares entitled to vote."

     The undersigned, constituting all of the directors of this corporation, do hereby consent to the adoption of the preceding resolutions as of the date first written above. This Action by Unanimous Written Consent may be executed in any number of counterparts, each of which shall signify the consent of the signing director, but all of which, taken together, shall constitute one and the same Action.

--------------------------------------------       --------------------------------------------
BRYANT J. BROOKS, Director                         DELIGHT SAXTON, Director

--------------------------------------------       --------------------------------------------
JOAN M. MCGRATH, Director                          RONALD H. ZECH, Director

--------------------------------------------
ROBERT P. MCGRATH, Director